UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) June 5th, 2007

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HIGH END VENTURES, INC.

(Name of Small Business issuer in its charter)

                   COLORAD0                                 333-133916               20-343739 1

     (State or other jurisdiction of            (Commission File No.)    (IRS Employer

      incorporation or organization)                                                 Identification No.)

1066 West Hastings Street, Suite 2610, Vancouver, BC v6e 3x2
Vancouver, British Columbia
Canada T2H 2K6

 (Address of principal executive offices)

(604)602-1717

(Registrant’s telephone number)

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 Item 8 01. Other Events

Nadir Walji of Vancouver, BC is appointed to the Board of Directors to serve until the next annual meeting and is herby elected CEO, President, Secretary/Treasurer of the corporation and its Chief Accounting Officer. Thomas Forzani resigned as of 5 pm Eastern time on June 5, 2007

A copy of the minutes of the meeting is including in this document as Exhibit 99.1

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit 99.1   Board Minutes – June 5,2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 5 /2007

HIGH END VENTURES, INC.

/s/ Nadir Walji

     Nadir Walji, CEO, President   and Secretary/Treasurer

Exhibit 99.1

Board of Directors Minutes

MINUTES OF THE BOARD OF DIRECTORS

OF

HIGH END VENTURES, INC.

June 5th, 2007

A telephone meeting of the Board of Directors of High End Ventures Inc. (the “Corporation”), was held on June 5, 2007 at 11:00 a.m. Eastern Standard Time.

Directors participating in the meeting were:

Thomas Forzani and Nadir Walji

The Board unanimously resolved the following:

RESOLVED:

That Nadir Walji of Vancouver, BC be appointed to the Board of Directors to serve until the next annual meeting and is herby elected CEO, President, Secretary/Treasurer of the corporation and its Chief Accounting Officer.

Thomas Forzani resigned as of 5 pm Eastern time on June 5, 2007

There being no further business, the meeting was adjourned.

/s/ Nadir Walji                                   /s/ Thomas Forzani

Nadir Walji, Secretary

    Nadir Walji,  President and Chairman of the Board

June 5th,  2007